Exhibit 99.2

Connecting Today’s Borderless World I N V E S T O R P R E S E N T A T I O N

Disclaimers Information Subject to Change The information, including financial information, contained herein has not been finalized and is subject to change. This conf idential presentation was prepared exclusively for the benefit and internal use of the party to whom it is directly addressed an d delivered in connection with the evaluation of a potential transaction (the “Business Combination”) between FTAC Olympus Acquisition Corporation (“FTOC”) and Payoneer Inc. (“Payoneer”). Any further distribution or reproduction of thi s presentation, in whole or in part, or the divulgence of any of its contents, is unauthorized. By accepting the presentation, e ach recipient agrees to maintain the confidentiality of the information contained herein in accordance with the confidentiality undertaking previously provided to FTOC. To the fullest extent permitted by law, in no circumstances will Pa yoneer or FTOC or any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers , employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this presentation, its contents, its omissions, reliance on the information contained within it or on opinions communicated in relation thereto or otherwise arising in connection therewith. Industry and market data used in this presentation have been obtained from third-party industry publications and sources as well as from research reports prepared for other purposes. Neither Payoneer nor FTOC has independently verified the data obtained from these sources and ca nnot assure you of the data’s accuracy or completeness. This data is subject to change. In addition, this presentation does no t purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of Payoneer or the proposed Business Combination, and none of FTOC, the Company or their respective affiliates or representative s makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information c ontained in this presentation, and the recipient disclaims any such representation or warranty. Viewers of this presentation should each make their own evaluation of Payoneer and of the relevance and adequacy of the information and should make such other investigations as they deem necessary. This presentation does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendat ion to purchase any security of FTOC, Payoneer or any of their respective affiliates. Any such solicitation will be conducted pursuant to a proxy statement or registration statement (the "Proxy Statement") filed by FTOC, Payoneer and/or their respective affiliates with the Securities and Exchange Commission. You should not construe the contents of this presentation as legal, tax, accounting or investment advice or a recommendation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting thi s presentation, you confirm that you are not relying upon the information contained herein to make any decision. Forward-Looking Statements Certain statements in this presentation may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or FTOC’s or the Company’s future financial or operating performance. For example, projections of future Volume, Revenue, Transaction Profit, and Operating Income are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by FTOC and its management, and Payoneer and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination; (2) the outcome of any legal proceedings that may be instituted against FTOC, the combined company or others following the announcement of the Business Combination and any definitive agreements with respect thereto; (3) the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of FTOC, to obtain financing to complete the Business Combination or to satisfy other conditions to closing; (4) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (5) the ability to meet the Nasdaq’s listing standards following the consummation of the Business Combination; (6) the risk that the Business Combination disrupts current plans and operations of Payoneer as a result of the announcement and consummation of the Business Combination; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) the possibility that Payoneer or the combined company may be adversely affected by other economic, business and/or competitive factors; (11) Payoneer’s estimates of its financial performance; and (12) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in FTOC’s Prospectus dated August 25, 2020 filed with the Securities and Exchange Commission on August 26, 2020, the section entitled “Risk Factors” in FTOC’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, as well as any further risks and uncertainties to be contained in the Proxy Statement filed after the date hereof. Nothing in this presentation should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither FTOC nor the Company undertakes any duty to update these forward-looking statements. Financial Information; Non-GAAP Financial Measures The financial information and data contained in this presentation is unaudited and does not conform to Regulation S-X. Accordingly, such information and data may not be included in any proxy or may be presented differently in any proxy statement or registration statement to be filed by FTOC with the SEC. The “Pro Forma” financial data included herein has not been prepared in accordance with Article 11 of the SEC’s Regulation S-X, is presented for informational purposes only and may differ materially from the Regulation S-X compliant unaudited pro forma financial statements of Payoneer to be included in the Proxy Statement in connection with the proposed Business Combination (when available). In addition, all historical financial information included herein is preliminary and subject to change pending finalization of the audits of Payoneer as of and for the years ended December 31, 2019 and 2018 in accordance with PCAOB auditing standards. Except as otherwise noted, all references herein to full-year periods refer to Payoneer’s fiscal year, which ends on December 31. Some of the financial information and data contained in this presentation, such as Adjusted Revenue, Transaction Profit, or Adjusted Transaction Profit have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Payoneer defines Adjusted Revenue as Revenue less revenue from two travel marketplaces and interest income. Payoneer defines Transaction Profit as Revenue less Transaction Costs. Payoneer defines Adjusted Transaction Profit as Transaction Profit less Transaction Profit from two travel marketplaces and interest income. 2

Disclaimers (cont.) Payoneer uses these non-GAAP measures to compare Payoneer’s performance to that of prior periods for budgeting and planning purposes. FTOC and Payoneer believe these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Payoneer’s results of operations. Payoneer's method of determining these non-GAAP measures may be different from other companies' methods and, therefore, may not be comparable to those used by other companies and Payoneer does not recommend the sole use of these non-GAAP measures to assess its financial performance. Payoneer management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Payoneer’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review Payoneer’s financial statements, which will be included in the Proxy Statement in connection with the proposed Business Combination (when available), and not rely on any single financial measure to evaluate Payoneer’s business. Other companies may calculate Adjusted Revenue, Transaction Profit, Adjusted Transaction Profit and other non-GAAP measures differently, and therefore Payoneer’s Adjusted Revenue, Transaction Profit, Adjusted Transaction Profit and other non-GAAP measures may not be directly comparable to similarly titled measures of other companies. See the Appendix for a description of these non-GAAP measures and a reconciliation of the historic measures to Payoneer's most comparable GAAP financial measures. This presentation contains financial forecasts of Payoneer, namely, Payoneer’s Revenue, Transaction Profit, and Operating Income for 2020 to 2022, and Adjusted Revenue and Adjusted Transaction Profit for 2020. Neither Payoneer’s independent auditors, nor the independent registered public accounting firm of FTOC, audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation. These projections should not be relied upon as being necessarily indicative of future results. The projected financial information contained in this presentation constitutes forward-looking information. The assumptions and estimates underlying such projected financial information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. See “Forward-Looking Statements” above. Actual results may differ materially from the results contemplated by the projected financial information contained in this presentation, and the inclusion of such information in this presentation should not be regarded as a representation by any person that the results reflected in such projections will be achieved. Industry and Market Data. In this presentation, FTOC relies on and refers to certain information and statistics obtained from third-party sources which it believes to be reliable, including reports by market research firms. Neither FTOC nor Payoneer has independently verified the accuracy or completeness of any such third-party information. This presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. 3 Payoneer and FTOC, and their respective directors and executive officers, may be considered participants in the solicitation of proxies with respect to the potential transaction described in this presentation under the rules of the SEC. Information about the directors and executive officers of FTOC is set forth in FTOC’s Prospectus dated August 25, 2020 filed with the Securities and Exchange Commission on August 26, 2020. Information regarding other persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders in connection with the potential transaction and a description of their interests will be set forth in the proxy statement/consent solicitation statement/prospectus when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Participants in the Solicitation (Bold) Additional information about the transaction, including a copy of the reorganization agreement, will be provided in a Current Report on Form 8-K to be filed by FTOC with the SEC and available at www.sec.gov. In addition, Payoneer Global Inc. intends to file a registration statement on Form S-4 with the SEC, which will include a proxy statement/consent solicitation statement/prospectus, and will file other documents regarding the proposed transaction with the SEC. Additional Information (Bold)

Today's Presenters

FTAC Olympus Acquisition Corp.



Betsy Z. Cohen
Chairman of the Board
- Chairman of FinTech Acquisition Corp IV and V
- Previously Chairman of FinTech Acquisition Corp I, II, and III
- Previously CEO and Founder of The Bancorp Bank



Ryan Gilbert
President and CEO
- GP, Propel Venture Partners
- Board member of bKash, Guideline, Ease, Steady, Charlie, and Grabango
- Previously Advisor at Square and Vice President at MoneyGram

Payoneer



Scott Galit
Chief Executive Officer
- Joined Nov 2010
- Scott previously served as SVP at MasterCard, SVP/GM at First Data, EVP at MetaBank, CEO of Solspark and an investment banker at DLJ



Michael G. Levine
Chief Financial Officer
- Joined Oct 2011
- Michael's extensive experience includes Commercial and Investment Banking, Prepaid/Stored-Value, Software and Technology

Payoneer 4

Overview of FTAC Olympus Acquisition Corp.

Strong Strategic Partner	• Sponsor team brings deep expertise in FinTech and financial services sectors
Leader in the SPAC Market	• A pioneer in the evolution of the SPAC structure since 2015 to unlock significant value in partnership with attractive companies seeking to become public
Experienced Leadership Team	• Team with operational and financial experience with an investor lens to complement Payoneer's
Impressive Track Record	• Consistent track record of impressive shareholder returns across CardConnect, Intermex, and Paya with Perella Weinberg Partners recently announced • Stellar reputation with institutions for quality asset selection

cardconnect.	intermex	paya	P / W / P Perella Weinberg Partners
+90% return[(1)]	**+65% return[(2)]**	**$250mm**	**$125mm**
From IPO to sale to First Data in July 2017	Since IPO	Upsized PIPE	Upsized PIPE

Source: Public Filings, FactSet

1. Return on units based on acquisition consideration paid by First Data of $15 per share of CCN common stock and $3.99 per CCN warrant (assumes warrants were issued within 30 days of acquisition closing), per tender offer statements filed by CCN and First Data with the SEC on June 7, 2020.
2. Return based on IMXI common stock closing price as of February 1, 2021. For each whole warrant, reflects 0.201 shares of IMXI common stock and $1.12 in cash issued to warrant holders pursuant to IMXI's Offer to Exchange Warrants filed on Form S-4 with the SEC on March 28, 2019.

Payoneer 5

Transaction Summary

Key Highlights

Valuation	• Pro forma enterprise value of $3.27bn, which equates to 7.6x 2021E revenue of $432mm
Capital Structure	• $563mm of cash held on the pro forma balance sheet[1]
Earnout Shares	• Earnout of 30mm shares • 50% granted if closing share price above $15 within first 30 months[2] • 50% granted if closing share price above $17 within first 60 months[2]

Capitalization

($ in mm)

Implied Market Capitalization[3]	$3,796
Net Debt[4]	(525)
Pro Forma Enterprise Value	$3,271

Implied Sources & Uses

($ in mm)

Sources	
Existing Payoneer Shareholder Equity[5]	$2,661
Cash Held in Trust	$755
Proceeds from PIPE	$300
Total Sources	**$3,716**

Uses	
Existing Payoneer Shareholder Equity[5]	$2,661
Cash Consideration[6]	$457
Cash on Payoneer Balance Sheet	$463
Estimated Transaction Expenses[7]	$95
Pay Down of Debt	$40
Total Uses	**$3,716**

Pro-Forma Ownership[8]

Existing Payoneer Shareholder Equity[9]	68.1%
FTOC Public Shareholders	19.2%
FTOC Sponsor[10]	5.0%
PIPE Shareholders	7.6%

Note: Figures above subject to final tax / legal review. Assumes no redemptions.

1. Unrestricted cash; does not include restricted deposits or accounts receivable related to Payoneer's working capital business.
2. Closing share price for 20 days within any 30-trading day period.
3. Reflects the forfeiture of 1.94mm founder shares in connection with the transaction. Includes 5.8mm founders shares (1/3 of the retained 17.5mm founder shares) that are not subject to price based transfer restrictions following closing. The remaining 11.6mm founder shares are divided into two equal tranches and cannot be sold or transferred until closing stock price meets or exceeds $15 and $17, respectively, for 20 out of any 30 consecutive trading days (the "Price Targets"). Excludes Payoneer earnout shares and Payoneer management transaction pool of 1mm shares, all of which are subject to vesting at the Price Targets.
4. Based on balance sheet figures as of December 31st, 2020. Net debt includes $38mm of mezzanine securities (Series 1 Senior Preferred Stock) less $563mm of unrestricted cash on balance sheet. Excludes restricted deposits and accounts receivable related to Payoneer's working capital business.
5. Total equity consideration to Payoneer includes any shares to be issued in respect of Payoneer warrants and options. Assumes Payoneer outstanding debt of $40mm at close will be paid down with existing cash on hand. Assumes Payoneer's $38mm of outstanding mezzanine securities (Series 1 Senior Preferred Stock) will be assumed by the pro forma entity. Excludes Payoneer earnout shares.
6. Cash consideration to Payoneer equityholders of $457mm determined based on Payoneer's capitalization table as of February 2, 2021 and vested date of March 31, 2021. Exercise of vested options or warrants will be added to cash on balance sheet. Cash consideration to Payoneer equityholders, as illustrated, does not include the payoff of the Series 1 Senior Preferred Stock, which will be assumed by the pro forma entity.
7. Represents an estimate of transaction expenses. Actual amounts may vary and may include expenses unknown at this time.
8. Excludes 25.2mm public warrants and 30mm of Payoneer earnout shares. Private placement warrants will be forfeited in connection with the transaction.
9. Excludes Payoneer earnout shares and includes the Management Transaction Pool for 1mm shares. Total equity consideration to Payoneer includes any shares to be issued in respect of Payoneer warrants and options. Assumes Payoneer outstanding debt of $40mm at close will be paid down with existing cash on hand.
10. Includes shares subject to earnout conditions.

Payoneer 6

Who We Are: Global payment and commerce-enabling platform powering growth digital businesses for millions of Our Mission: Democratize access to financial services and drive growth for digital businesses of all sizes from around the world 7

Payoneer At a Glance Payoneer Team Locations New Planned Locations “Payoneer has been our passport for global growth.” Tophatter 1. 2. 3. Customer count includes all customers since launch and excludes the end customers of Payoneer's Enterprise GBT clients. As of December 31, 2020. All figures for year ended December 31, 2020 are preliminary and unaudited and subject to change. 8 $345M+ 2020F Revenue(3) $44B 2020F Volume(3) 190+ Countries & Territories(2) 5M+ Marketplaces, Enterprises and SMBs(1)(2)

9 Our Business is Well Positioned in the Large, Fast-Growing Global Digital Commerce Market

Technology is Transforming Commerce Globally Creating a Need for a New Global Financial Platform Acceleration of Digitalization Developed & Emerging Markets Now Interconnected, Driving X-Border Growth Unprecedented Access to Global Markets Creates Opportunity for Billions of People Marketplaces & Platforms are Key Enablers 10

Our Market Opportunity is Large and Rapidly Expanding A Large Growing Global Market(1)… …Driven by Strong Trends ~$26Trillion Global E-Commerce Volume Projected B2B cross-border payment volume growth to 2022(2) 30% ~$18Trillion E-Commerce Volume in Top 7 Countries ~400M SMBs worldwide(3) 70% 4.9B Internet users globally(4) ~$9Trillion U.S. E-Commerce Volume 34% Of global internet users are outside of North America / Europe(4) 78% 1. 2. 3. 4. UNCTAD – 2018 figures - https://unctad.org/system/files/official-document/tn_unctad_ict4d15_en.pdf. Juniper Research – 2020 Figure - https://www.juniperresearch.com/press/press-releases/b2b-cross-border-payments-to-grow. Global Naps – 2019 figures - https://globalnaps.org/issue/small-medium-enterprises-smes/. Internet World Stats – September 30, 2020 – https://www.internetworldstats.com/stats.htm. 11

The Power of Our Platform We connect and monetize two-sided networks We provide global connectivity with localized capabilities We have a robust and scalable compliance, risk & regulatory infrastructure We combine modern technology and global service to drive growth for our customers We have a trusted, recognized brand across both the developed and emerging world 12

We Connect and Monetize Marketplaces Access New Markets Two-Sided Networks SMBs Attract New Customers Access Growth Capital Ensure Global Compliance Risk Management Data Omni-Channel Commerce Act Local Globally Flexible Technology Security Streamline B2B Payments In-Network Instant Payments Drive Global Growth Par tners Find New Partners Banks Payoneer delivers 200%+ more volume retention(1) 13 1. Compared to white label bank payments for same marketplaces.

We Make Global Business Local Europe UK North & Asia Central A erica China Middle East SE Asia South America Africa Australia “What I love about Payoneer is the freedom I have to use it all over the world.” Eliana - Argentina - SMB 14 1. As of December 31, 2020. HARD TO REPLICATE 15+ Years to Build SCALE 7,000+ Trade Corridors(1) REACH 190+ Countries & Territories(1)

Our Foundation: Robust Technology, Risk & Compliance Infrastructure

Global Banking Infrastructure
- Smart Routing platform
- Redundancy in over 100 countries[1]
- 100+ countries local clearing[1]

Global Operations
- Localized global account management
- Dozens of languages supported
- Scaled regional operations

Data & Machine Learning
- Lifetime value and churn prediction
- Fraud management and Working Capital underwriting models
- CRM indicators and success measurement

Payoneer

Regulatory Infrastructure
- Regulated across key markets including US, Europe, Hong Kong, Japan, Australia[1]
- Licensed MasterCard issuer
- Comprehensive AML program

Risk & Compliance
- Global SMB onboarding & underwriting
- 300k applications monthly[2]
- Unique risk management capabilities

Secure, Scaled Technology
- Robust cybersecurity
- API access across platform
- Accounting/ERP/Partner integrations

1. As of December 31, 2020.
2. Based on an average of monthly applications from January 2020 to December 2020.

Payoneer 15

Comprehensive Product Suite Global Payments Multi-Currency Account Physical & Vir tual Cards B2B AP / AR Working Capit al Merchant Ser vices Compliance & Risk Ser vices Tax Solutions Green Channel 16

Simple Global Payments for Marketplace Ecosystems

Payoneer works with 9 of the top 20 most valuable companies in the world[1]

Streamlined Global Mass Payments

Payoneer

API Integration for Onboarding and Payment Flows

"Payoneer provides the best-in-class support to Shopee's one stop cross-border seller solution."
Shopee

- PAYONEER ACCOUNT
- MOBILE WALLET
- LOCAL BANK TRANSFER
- BANK WIRE
- PAPER CHECK
- PHYSICAL AND VIRTUAL CARDS

Global Collections for Marketplace SMBs

1. As of December 31, 2020, based on market capitalization from CapitalIQ.

Payoneer 17

Global Multi-Currency Account for SMBs We make it easier for SMBs to expand globally by making cross-border transactions seamless Marketplace Payments B2B AP / AR Global Multi-Currency Account Working Capital Pay Suppliers Physical & Virtual Cards ERP Integrations Tax Solutions “Payoneer I believe, is the only reliable option, which not only empowers Pakistanis but also millions of businesses around the world.” Syed - Pakistan - SMB 18

B2B AP / AR Momentum Demonstrates Ability to Extend the Platform B2B AP / AR Volume 140%+ YoY Volume Growth in 2020(1) $1,000 $800 $600 $400 $200 - Q1'17 Q2'17Q3'17Q4'17Q1'18Q2'18Q3'18Q4'18Q1'19Q2'19Q3'19 Q4'19 Q1'20Q2'20Q3'20Q4'20 “Payoneer has solved all my business issues regarding payment, which makes it really easy to operate globally.” Jorge - Spain - SMB 19 1. Year over year volume growth is based on 2019 and 2020 calendar year. ($ in mm) Localizing Global Payments for Exporters and Importers Invoice SellerBuyer Payment into Multi-Currency Account

Innovation to Meet Customer Needs Opens Large Market Opportunities Working Capital Merchant Services “Payoneer’s working capital is the obvious solution to our problem.” Hao - US - SMB 20 Providing SMBs the Capital They Need to Grow Merchant Machine-Learning Underwriting ObtainAutomatic CapitalRepayment New Technology Enables Merchants to Optimize Their Payments and Expand Globally Merchant Next Generation Payments Platform APMPSP Risk

Payoneer – Beyond Payments

US Marketplace

Customer Profile

$1bn+ annual volume[1], **60%+** CAGR[2]

MARKETPLACES

Payoneer Value

- Mass Payouts
- Tax Solutions
- Compliance

NEW IN 2020

- Mexico Marketplace

NEW OPPORTUNITIES

- Working Capital
- Green Channel
- Trust Services
- Merchant Services

SMB in Hong Kong

Customer Profile

$100mm+ annual volume[1], **50%+** CAGR[3]

MARKETPLACES

amazon wish LAZADA

Shopee ebay

Payoneer Value

- Global Payments
- B2B AP / AR
- Global Multi-Currency Account
- Tax Solutions

NEW IN 2020

- Working Capital
- Green Channel

NEW OPPORTUNITIES

- Merchant Services
- Digital Purchasing Card
- AP Payments to Suppliers

1. For each of the years ended December 31, 2019 and 2020.
2. Two-year Volume CAGR between 2018A and 2020F.
3. Four-year Volume CAGR between 2016A and 2020F.

Payoneer 21

Why We Win ADVANTAGES LANDSCAPE ⚫ Global brand with presence across 190+ countries(1) Global Digital Payment Providers ⚫ Broad ecosystem of SMBs, marketplaces and partners with powerful network effects Local Niche Players ⚫ Leading infrastructure and product platform built over 15+ years Large Banks ⚫ Deep risk management and compliance expertise ⚫ Extensible and scalable business model 22 1. As of December 31, 2020.

23 Diversified Distribution Strategy with Attractive Unit Economics

We Go To Market Globally with a Trusted, Empowering Global Brand The Payoneer Brand Global & Local Teams Connecting Marketplaces & SMBs Network Effects platform, enable close In the Top 1,000 Most Trafficked Websites in the World(1) Payoneer’s Alex Rank is 915 as of January 11, 2021 based on 90-Day Average Global Internet Traffic - https://www.alexa.com/siteinfo/payoneer.com 1. 24 Local teams, global marketing engagement with customers Brand is trusted and represents empowerment and connectivity Strong network effect across marketplaces, partners, customers and affiliates drives low-cost customer Connect marketplaces, partners and SMBs at events all over the world to engage, learn and grow

We Scale Our Business with an Integrated Global Partner Ecosystem

Broad Partner Ecosystem Adds Value to Our Comprehensive Platform



Marketplaces
ERP Systems
Financial Institutions
Mobile Wallets
Sourcing
Marketing Services
Logistics Companies
Accounting & Tax Service Providers

Selected Partner: GCash

Partnered with the #1 mobile finance app[1] in the Philippines enabling SMBs to get paid globally & access funds in real-time

20M
Active GCash Users[2]

30K
GCash linked Payoneer Accounts in first 90 days[3]

~14K
New Payoneer Applications in first 90 days[3]

1. October 2020 – https://www.manilastandard.net/tech/business0/338250/app-annie-gcash-reigns-as-no-1-finance-app-in-ph.html.
2. January 2021 - https://www.gcash.com/.
3. For the period beginning on September 1, 2020 and ending on November 30, 2020.

Payoneer 25

Driving Powerful Network Effects... Proven Out by Our Rapid Acceleration of New Customer Additions(1) Strong Network Effects Powering Our Customer Acquisition Platform 2011A 2012A 2013A 2014A 2015A 2016A 2017A 2018A 2019A 2020F 1. 2. Ending Q4-2020. Over the period starting 2014 and ending 2020. 26 Increase in size of new cohorts(2)

...And Resulting in Strong Volume Cohort Performance and Highly Attractive Unit Economics 2020 Volume(1) ~426x Volume(1) Growth from 2009-2020 2020F Cohort 2019 Cohort 2018 Cohort 2017 Cohort 2016 Cohort 2015 Cohort 2014 Cohort Pre 2014 Cohort 2020F 2009A 2010A 2011A 2012A 2013A 2014A 2015A 2016A 2017A 2018A 2019A 1. 2. 3. SMB cohort Volume. As of 2020 - Net Retention = Current period Volume from existing customers / prior period Volume from existing customers. For 2019 cohort. 27 <12 months Payback Period(3) >100% Net Volume Retention(2)

28 Sustainable Growth Opportunities

A Multi-Pronged Strategy to Deliver Sustained Growth Inorganic Growth Product Extension Expand Ecosystem Leverage Market Momentum & Scale Pursue Targeted, Strategic M&A Ramp Merchant Services, Working Capital & Card Growth Platforms Accelerate Strategic and Channel Partnerships optile Acquired 2020 Extend Leadership with Marketplace Ecosystems Investment in Product & Infrastructure 29

30 Compelling Financial Model

Highlights of the Financial Model Our Strengths We Earn Fees When… Highly Efficient Customer Acquisition 1 SMBs collect funds / Marketplaces pay Cross-Sell New Products Increases Value per Customer 2 SMBs use funds Strong Cohort Performance Attractive Network Effects 3 For value-added services to SMBs Long-term Vision 31

Secular Tailwinds & Innovative Product Offering Drive Top-Line Growth Volume ($ in bn) Revenue ($ in mm) 38% CAGR 25% CAGR $540 $85 $318 2017A % YoY Growth 2018A 2019A 2020F 2021P 2022P 2017A % YoY Growth 2018A 2019A 2020F 2021P 2022P Adjusted Revenue YoY growth rate of 31%(1) Adjusted Revenue is defined as Revenue less Revenue from two travel marketplaces and interest income. Adjusted Revenue YoY gr owth rate of 31% in 2020F is based on 2019A and 2020F Revenue of $318mm and $346mm, respectively, less Revenue of $74mm and $27m m for 2019A and 2020F, respectively, attributable to two travel marketplaces and interest income. See Appendix for reconciliation. 1. 32 21% 22% 9% 25% 25% 57% 35% 53% 44% 33% $432 $346 $260 $215 $64 $44 $29 $22 $14

How We Generate Revenue Volume $64bn 2021P Volume Take Rate 68bps 2021P Blended Yield Revenue $432mm 2021P Revenue(1) x = Volume Drivers Take Rate Drivers ↑ ↑ Volume from New Services with Higher Take-Rates Organic Growth from Existing Customers ↑ ↓ ↑ ↑ ↑ Return of Cross-border Travel New Customers Mix Shift to Larger Customers and Lower Take Rate, Higher Margin Bank Withdrawals Up-Sell New Services Leverage Expanded Sales Teams and Partnerships ↓ Vertical Mix Shift and Growing Domestic Payments 1. May not reconcile due to rounding. 33

Expanding Transaction Profit Margin Demonstrates Platform Scalability Transaction Profit ($ in mm) 25% CAGR Transaction Profit $ 389 Transaction Profit Margin 2017A % YoY Growth 2018A 2019A 2020F 2021P 2022P Adjusted Transaction Profit YoY growth rate of 37%(1) Note: Transaction Profit is a non-GAAP metric and Payoneer defines it as Revenue less Transaction Costs. See Appendix for detail s. 1. Adjusted Transaction Profit is defined as Transaction Profit less Transaction Profit from two travel marketplaces and interes t income. Adjusted Transaction Profit YoY growth rate of 37% in 2020F is based on 2019A and 2020F Transaction Profit of $223mm a nd $249mm, respectively, less Transaction Profit of $51mm and $14mm for 2019A and 2020F, respectively, attributable to two travel marketplaces and interest income. See Appendix for reconciliation. 34 27% 25% 11% 25% 25% $ 311 72% $ 249 72% $ 223 72% $ 179 70% $ 141 69% 65%

Resilient Performance During Pandemic

Adjusted Volume ($ in bn)(1)



67%
$ 25
$ 42
2019A
2020F

Total Take Rate(2)



1.10%
0.78%
2019A
2020F

Take Rate Considerations

- COVID impact on international travel
- Interest income
- Vertical mix shift and growing domestic payments
- Mix shift to larger customers
- Targeted pricing investments

Adjusted Revenue ($ in mm)(3)



31%
$ 244
$ 319
2019A
2020F

1. Adjusted Volume is defined as Transaction Profit less Transaction Profit from two travel marketplaces and interest income. Adjusted Volume is based on 2019A and 2020F Volume of $29bn and $44bn, respectively, less Volume of $4bn and $2bn for 2019A and 2020F, respectively, attributable to two travel marketplaces and interest income. See Appendix for reconciliation.
2. Take Rate is based on total volume and total revenue, not adjusted volume and adjusted revenue. Take Rate is calculated as total revenue divided by total volume. Adjusted take rate in 2019A and 2020F is 0.96% and 0.76%, respectively.
3. Adjusted Revenue is defined as Revenue less Revenue from two travel marketplaces and interest income. Adjusted Revenue is based on 2019A and 2020F Revenue of $318mm and $346mm, respectively, less Revenue of $74mm and $27mm for 2019A and 2020F, respectively, attributable to two travel marketplaces and interest income. See Appendix for reconciliation.

Payoneer

35

Long Term Target Business Model 36 Illustrative Long Term Targets 20%+ EBITDA Margin 20%+ Revenue Growth

Key Investment Highlights Massive Addressable Market with Strong Tailwinds Robust Global Platform, Brand, Product Suite and Network Effects Create Sustainable Competitive Advantage Compelling Unit Economics and Business Model Multi-Pronged Growth Strategy Builds on Accelerating Momentum Proven Team With Demonstrated Ability to Drive Growth and Shareholder Value While Managing Risk 37

Appendix

Compelling Relative Valuation High-Growth Payments e-Commerce Global Processors FTAC Olympus 2022 Revenue Growth Rate 25% 29% 27% 8% EV / Revenue Multiple(1) 2021E 7.6 x 36.5 x 49.3 x 7.2 x 2022E 6.1 x 27.7 x 38.5 x 6.7 x Growth Adjusted EV / Revenue Multiple(1)(2) 2021E 0.3 x 1.2 x 1.9 x 0.8 x 2022E 0.2 x 1.0 x 1.5 x 0.8 x Note: Revenue based on net revenue, which has been standardized across companies to remove network and interchange fees. Net revenue for Adyen, BigCommerce, Bill.com, FIS, and Global Payments are based on S&P CapitalIQ. Net revenue for Paypal, Shopify, Square, and Fiserv are calculated by averaging the estimates provided by sell-side research reports. 1. 2. Based on CapitalIQ prices as of February 1, 2021. Growth Adjusted EV / revenue multiple is based on net revenue and is calculated as EV / net revenue multiple divided by 2020 -2022 net revenue CAGR, which is 25% for Payoneer, 30% for High-Growth Payments, 26% for e-Commerce and 9% for Global Processors. 39 Selected Peers

Income Statement ($ in mm) $215 $260 $318 $346 $432 $540 Revenues $74 $81 $95 $97 $121 $151 Transaction Costs Transaction Profit $141 $179 $223 $249 $311 $389 Other Operation Expenses Research and Development Expenses Sales and Marketing Expenses General and Administrative Expenses Depreciation and Amortization Total Operating Expenses $50 20 48 21 7 $69 29 50 24 8 $82 35 61 31 10 $146 $181 $219 $266 $361 $434 Operating Income (Loss) Financial Expense (Income) ($5) ($2) ($2) $2 $4 ($1) ($18) ($50) ($45) ($4) $3 - ($4) $3 - $4 $5 0 Income (Loss) Before Taxes on Income Income Tax Expense Share in losses of associated companies ($7) ($7) ($1) Net Income (Loss) 40 Year ended December 31 2017A 2018A 2019A 2020F 2021P 2022P

Reconciliation to Adjusted Revenue and Adjusted Transaction Profit ($ in mm) Revenue (-) Revenue Attributable to Two Travel Marketplaces and Interest Income Adjusted Revenue $215 $260 $318 $346 (27) (49) (74) (27) $188 $211 $244 $319 Transaction Profit(1) $141 $179 $223 $249 (-) Transaction Profit Attributable to Two Travel Marketplaces and Interest Income (9) (27) (51) (14) Adjusted Transaction Profit $132 $151 $172 $234 1. Transaction Profit is a non-GAAP metric and Payoneer defines it as Revenue less Transaction Costs. 41 Year ended December 31 2017A 2018A 2019A 2020F

42 Appendix: Risk Factors

Risk Factors (1/6) Certain factors may have a material adverse effect on our business, financial condition, and results of operations. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. If any of the following risks actually occurs, our business, financial condition, results of operations, and future prospects could be materially and adversely affected. In that event, the trading price of our common stock following the business combination could decline, and you could lose part or all of your investment. 1. Our business depends on a strong and trusted brand, and failure to maintain and protect our brand, or damage to our reputation, or the reputation of our partners, could adversely affect our business, financial condition or results of operations Our success depends on our ability to develop products and services to address the rapidly evolving market for payment services and if we are not able to implement successful enhancements and new features for our products and services, we could lose customers or have trouble attracting new customers, and our ability to grow may be limited Substantial and increasingly intense competition in the worldwide financial services and payments industry, including on pricing and payment alternatives, could adversely affect our margins, business and results of operations. Competitive activity by our partners and clients that insource payment services or directly compete against our services could adversely affect our business We are dependent upon consumers’ and merchants’ continued and unimpeded access to the internet, and upon their willingness to use the internet for commerce Declines in ecommerce utilization generally, including as a result of the recovery of brick-and-mortar sales following the COVID-19 pandemic, could have a material adverse effect on our business, financial condition and our results of operations and financial condition 2. 3. 4. 5. 43

Risk Factors (2/6) 6. Unauthorized disclosure, destruction or modification of data, through cybersecurity breaches, computer viruses or otherwise, or disruption of our services, could expose us to liability and/or damage our reputation Failure to protect, enforce and defend our intellectual property rights, may diminish our competitive advantages or interfere with our ability to market and promote our products and services. We use open-source software and may be subject to claims from licensors related to ownership and use rights Our products and services may not function as intended due to errors in our or our third-party providers' software, hardware, and systems, product defects, or due to security breaches or human error in administering these systems, which could materially and adversely affect our business Our systems and our third-party providers’ systems may be subject to system failures or capacity constraints and, resulting interruptions in the availability of our platform, products, or services, including the accessibility of our solutions through mobile devices, could harm our business Because we rely on third parties to provide services, we could be adversely impacted if they fail to fulfill their obligations or if our arrangements with them are terminated and suitable replacements cannot be found on commercially reasonable terms or at all From time to time we are subject to various legal proceedings which could adversely affect our business, financial condition or results of operations Our risk management framework, including our counterparty risk management, may not be fully effective in mitigating our risk exposure against all types of risks 7. 8. 9. 10. 11. 12. 44

Risk Factors (3/6) 13. 14. The failure to attract and retain key personnel could have a material adverse effect on our business Acquisitions, joint ventures or other strategic transactions create certain risks and may adversely affect our business, financial condition or results of operations We are subject to risks relating to the availability of capital for our Working Capital products, as well as risk of losses relating to our Working Capital products Our business is subject to extensive government regulation and regulatory oversight, as well as extensive, complex, overlapping, and frequently changing rules, regulations, and legal interpretations. Failure to comply with these rules and regulations, or adjust to changes thereof, may result in enforcement actions by regulatory bodies, including improvement orders, fines or the loss of a license to provide services in the jurisdictions we provide services from, which may prevent us from serving customers in certain countries or offering certain services in certain countries, and could materially harm our business Our results of operations may be adversely affected as a result of any decrease in revenue from customers operating in China as a result of regulatory changes or occurrences under other risk factors discussed herein. As a significant portion of our revenue is generated from China, any negative impact to our ability to serve customers based in China could exacerbate the other risks set forth herein Our business is subject to complex and evolving regulations and oversight, including in relation to privacy and data protection. Failure to comply with applicable data protection laws and regulations could subject us to fines and reputational harm If we fail to comply with the applicable rules and policies of the payment network card schemes or the terms of a payment network card scheme license, they could seek to fine us, suspend us or terminate our participation license, which could adversely affect our business Our results of operations may be adversely affected by changes in foreign currency exchange rates 15. 16. 17. 18. 19. 20. 45

Risk Factors (4/6) 21. If we fail to comply with the applicable requirements of our counterparty financial institutions and banking partners, they could seek to suspend or terminate our accounts, which could adversely affect our business We depend on counterparty financial institutions and payment service providers to support our operations. If one or more of our counterparty financial institutions or payment service providers default on their financial or performance obligations to us, change their business strategy or requirements, become subject to regulatory action, or fail, our results of operations and financial condition may be adversely affected and we may incur significant losses Failure to effectively deal with bad, fraudulent or fictitious transactions and material internal or external fraud could negatively impact our business Use of our payments services for illegal purposes could harm our business Changes and evolving requirements in tax laws or their interpretation, including as applied to us and our customers, could adversely affect our business Any factors that reduce cross-border trade or cross-border digital commerce, make such trade or commerce more difficult or diminish e-commerce sales and/or limit activity of ecommerce marketplaces could harm our business Our failure to manage our customer funds properly could harm our business 22. 23. 24. 25. 26. 27. 46

Risk Factors (5/6) 28. Our business may be adversely affected by geopolitical and other risks associated with global operations. As we continue to expand internationally, including within emerging markets, we may become more susceptible to these risks. A significant number of our employees, including certain management members, are employed under our Israeli subsidiary, and accordingly, political, economic, and military conditions in Israel and the surrounding region may directly affect our business and operations. An occurrence of a natural disaster, widespread health epidemic, war or other outbreaks could have a material adverse effect on our business, financial condition and results of operations. For example, in the first two quarters of 2020, as a result of the COVID-19 pandemic, travel-related commerce significantly declined The extent to which the COVID-19 pandemic and measures taken in response thereto impact our business, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted Failure to comply with anti-money laundering, economic and trade sanctions regulations and similar laws, could subject us to penalties and other adverse consequences We depend on technical systems that are dependent on timely adjustment to changing sanctions regulations and laws If we are unable to renew client contracts at favorable terms or we lose significant clients, or if an ecommerce marketplace were to prevent our customers from using our services to get payment from such marketplace, our results of operations and financial condition may be adversely affected. For example, customers that use our platform to receive payments from Amazon marketplaces around the world generate a significant portion of our revenue and accordingly, should Amazon change its requirements or impose restrictions on sellers on its platform, our financial condition and results of operations may be adversely impacted 29. 30. 31. 32. 47

Risk Factors (6/6) 33. As our revenue has increased, our growth rate has slowed at times in the past and may slow or decline in the future. Future revenue growth depends on our ability to retain existing customers, attract new customers, and increase sales to both new and existing customers Following the completion of the business combination, the price of our common stock could decline if securities analysts do not publish research or if securities analysts or other third parties publish inaccurate or unfavorable research about us Following the completion of the business combination, future sales of our common stock, or the perception that such sales may occur, could depress our common stock price If we fail to implement and maintain effective internal controls over financial reporting, we may be unable to accurately or timely report our financial condition or results of operations, which may adversely affect our business Our management team has limited experience managing a public company We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives and corporate governance practices 34. 35. 36. 37. 38. 48